EXHIBIT 16.1


[LETTERHEAD OF HEIN & ASSOCIATES LLP]




March 21, 2005


Securities and Exchange Commission
Washington, DC 20549


Commissioners:

We have read PowerHouse Technologies Group, Inc.'s statements included under
Item 4.01 of its Form 8-K for March 17, 2005, and we agree with such statements concerning our Firm.

Very truly yours,


/s/ Hein & Associates LLP


HEIN & ASSOCIATES LLP